HAMILTON LANE INCORPORATED REPORTS FIRST QUARTER FISCAL 2021 RESULTS, WITH MANAGEMENT & ADVISORY FEES GROWING BY 11% AND ASSETS UNDER MANAGEMENT GROWING BY 6% YEAR-OVER-YEAR

BALA CYNWYD, PENN. – August 4, 2020 – Leading private markets asset management firm Hamilton Lane Incorporated (NASDAQ: HLNE) today reported its results for the first fiscal quarter ended June 30, 2020.

FIRST QUARTER FISCAL 2021 HIGHLIGHTS

•Assets under management – Total assets under management of approximately $68 billion grew 6% year-over-year. Fee-earning assets under management increased 12% to approximately $39 billion over the same period.

•Revenue – Management and advisory fees of approximately $67 million for the quarter represents growth of 11% versus the prior year period.

•Carried Interest – Unrealized carried interest balance of approximately $311 million was down 15% year-over-year.

•Earnings per share – GAAP EPS of $0.11 on approximately $3.2 million of GAAP net income for the quarter.

•Dividend – Declared a quarterly dividend of $0.3125 per share of Class A common stock to record holders at the close of business on September 15, 2020 that will be paid on October 6, 2020. The target full-year dividend of $1.25 represents a 13.6% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its first quarter fiscal 2021 results, which can be accessed by clicking here.

Hamilton Lane CEO Mario Giannini commented: “I would again like to express our gratitude for the multitude of sacrifices and the extraordinary effort that all front-line workers and volunteers have put forth during this trying period. Let me also thank our clients, many of whom have members and families on the front lines. Lastly, a thank you to the Hamilton Lane team for continuing to step up and deliver their very best for our clients. We had a very solid quarter – with our asset footprint of approximately $516 billion representing 9% growth year-over-year – and that is directly attributable to their hard work and dedication.”

Conference Call
Hamilton Lane will discuss first quarter fiscal 2021 results in a webcast and conference call today, Tuesday, August 4, 2020, at 11:00 a.m. Eastern Time. The call will be broadcast live via a webcast, which may be accessed on Hamilton Lane’s Investor Relations website.

To listen to the conference call and in order to ask questions, attendees may pre-register by clicking here and using the conference ID 4783519. After registration, attendees will receive an email with dial-in details. Anyone experiencing trouble accessing the call in this manner may dial (888) 869-1189 or (706) 643-5902 for assistance.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Hamilton Lane Investor Relations website.

About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading alternative investment management firm providing innovative private markets solutions to sophisticated investors around the world. Dedicated to private markets investing for 29 years, the firm currently employs over 400 professionals operating in offices throughout North America, Europe, Asia-Pacific and the Middle East. Hamilton Lane has approximately $516 billion in assets under management and supervision, composed of approximately $68 billion in discretionary assets and over $447 billion in advisory assets, as of June 30, 2020. Hamilton Lane offers a full range of investment products and services that enable clients to participate in the private markets asset class on a global and customized basis. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the

fiscal year ended March 31, 2020 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 240 888 4078

Fiscal Year 2021 First Quarter Results Earnings Presentation - August 4, 2020 Hamilton Lane l Global Leader in the Private Markets Page 1

Today's Speakers Mario Giannini Erik Hirsch Atul Varma John Oh Chief Executive Officer Vice Chairman Chief Financial Officer Investor Relations Manager Hamilton Lane l Global Leader in the Private Markets Page 2

Period Highlights Business Performance • Assets under management and fee-earning assets under management were approximately $68 billion and $39 billion, respectively, as of June 30, 2020, increases of 6% and 12%, respectively, compared to June 30, 2019 • Management and advisory fees increased 11% compared to the three months ended June 30, 2019 Financial Results USD in millions except per share amounts Q1 FY21 vs. Q1 FY20 vs. Q4 FY20 Management and advisory fees $67.3 11% 3 % GAAP net income $3.2 (71)% (84)% GAAP EPS $0.11 (74)% (84)% Non-GAAP EPS1 $0.13 (71)% (78)% Fee Related Earnings1 $27.5 11% 0 % Adjusted EBITDA1 $31.6 6% (13)% Dividend • Declared a quarterly dividend of $0.3125 per share of Class A common stock to record holders at the close of business on September 15, 2020 1Non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 21 and 22 of this presentation. Hamilton Lane l Global Leader in the Private Markets Page 3

Growing Asset Footprint & Influence $516B AUM & AUA Total Assets Under Management/Advisement ($B)1 $600 $68 $66 $500 Y-o-Y Growth AUM: 6% $59 AUA: 9% $50 $ 447 $422 $400 $410 $40 $374 CAGR: 19% $300 $292 $35 $32 $200 $30 $24 $205 $22 $189 $147 $147 $16 $19 $129 $100 $11 $13 $95 $7 $81 $6 $77 $79 $51 $36 $0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 6/30/20 Total AUA Total AUM 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. Hamilton Lane l Global Leader in the Private Markets Page 4

Fee-Earning AUM Driving Revenues Fee-Earning AUM growth continues and annual fee rates are stable Total Fee-Earning Assets Under Management ($B) 1 2 .57% .56% .55% .56% .57% .57% $45 $40 $39 $39 CAGR: 13% $35 $35 $$3433 $31 $14 $15 $30 $27 $12 $11 $25 $24 $10 $9 $20 $7 $15 $25 $23 $24 $10 $21 $22 $17 $18 $5 $0 Mar-16 Mar-17 Mar-18 Mar-19 Mar-20 Jun-19 Jun-20 *Numbers may not tie due to rounding 1Reflects retroactive fees of $2.8M from latest co-investment fund Customized Separate Accounts Specialized Funds 2Reflects retroactive fees of $3.8M from latest secondary fund Total Management Fee Revenues as a % of Average FEAUM Y-o-Y Drivers of Growth Customized Separate Accounts: Specialized Funds: • New client wins • Closed impact fund • Client re-ups • Fundraising 5th secondary fund, credit-oriented (2020 series) fund and evergreen fund Hamilton Lane l Global Leader in the Private Markets Page 5

AUM & AUA Drivers AUM AUA Customized Specialized Advisory Separate Accounts Funds Services Diverse mix of existing and Select funds in market: Typically larger clients with wide- prospective clients seeking ranging mandates which include • Secondary fund to further or establish technology-driven reporting, monitoring and analytics services relationships with Hamilton • Credit-oriented fund and consulting services; Lane • Evergreen fund opportunity set continues to be robust • $1.8B year-over-year increase • $2.4B year-over-year increase • $38B year-over-year increase in FEAUM in FEAUM in AUA • +80% of our gross • FEAUM closed during Q1 contributions during the last FY21: 12 months came from ◦ Secondary fund: $486M existing clients Hamilton Lane l Global Leader in the Private Markets Page 6

Financial Highlights Hamilton Lane l Global Leader in the Private Markets Page 7

Consolidated Revenue

Strong revenue growth across management and advisory fees

Management and Advisory Fees

YTD


Y-o-Y Growth: 11%
USD in Millions
$61
$67
Q1 FY20
Q1 FY21

Long-Term Growth


CAGR: 11%
USD in Millions
$146
$245
FY15
FY20

- Recurring management and advisory fees represented an average of just under 90% of total revenues over the past five fiscal years
- $3.8M in retroactive fees from our latest secondary fund in the quarter

Incentive Fees

YTD


Y-o-Y Growth: (40)%
USD in Millions
$4
$2
Q1 FY20
Q1 FY21

Long-Term Growth


CAGR: 25%
USD in Millions
$10
$29
FY15
FY20

- Incentive fees derived from a highly diversified pool of assets and funds
- Unrealized carried interest of $311M as of 6/30/20 diversified across 3,000+ assets and over 50 funds
- Timing of realizations unpredictable

Total Revenues

YTD


Y-o-Y Growth: 8%
USD in Millions
$65
$70
Q1 FY20
Q1 FY21

Long-Term Growth


CAGR: 12%
USD in Millions
$155
$274
FY15
FY20

- Total revenues increased by 8%, driven by recurring management and advisory fee growth across core offerings

Hamilton Lane | Global Leader in the Private Markets

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Unrealized Carried Interest Unrealized Carried Interest Unrealized Carry by Age 60 > 12 years 60 56 $400 14% < 5 years 26% 45 $300 s 8-12 years n s o i 13% l e l l 40 i c M i h n i e $200 D V $366 S $293 $311 U 20 $100 5-8 years 47% 0 $0 Jun-18 Jun-19 Jun-20 Period Ending Vehicles in Unrealized Carry Position Unrealized Carried Interest Hamilton Lane l Global Leader in the Private Markets Page 9

Consolidated Earnings

Profitability stable and growing

Net Income Attributable to HLI

YTD


Y-o-Y Growth: (71)%
USD in Millions
$11
$3
Q1 FY20
Q1 FY21

Long-Term Growth


USD in Millions
N/A[1]
$61
FY15
FY20

- $3M in net income attributable to HLI for the quarter
- Y-o-Y decrease of 71% driven by the decline in equity in income of investees

Adjusted EBITDA[2]

YTD


Y-o-Y Growth: 6%
USD in Millions
$30
$32
Q1 FY20
Q1 FY21

Long-Term Growth


CAGR: 12%
USD in Millions
$74
$127
FY15
FY20

- Y-o-Y increase of 6% driven by 11% growth in management and advisory fees, partially offset by decline in realized incentive fees

Fee Related Earnings[2]

YTD


Y-o-Y Growth: 11%
USD in Millions
$25
$28
Q1 FY20
Q1 FY21

Long-Term Growth


CAGR: 10%
USD in Millions
$63
$101
FY15
FY20

- Y-o-Y growth of 11%
- Long-term double digit growth in Fee Related Earnings

[1] Prior to our IPO, HLI was a wholly-owned subsidiary of HLA with no operations or assets.
[2] Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 21 and 22 of this presentation.

Hamilton Lane I Global Leader in the Private Markets
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Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage... Investments • For 6/30/20, the total investment balance consisted of: $200 $208 $175 $195 ◦ ~$160M in equity method investments in our s n $150 o i l $154 funds l i $125 $137 M $100 $120 n i $103 D $75 ◦ ~$35M in technology related and other S U $50 investments $25 $0 Mar-16 Mar-17 Mar-18 Mar-19 Mar-20 Jun-20 Leverage $100 s $80 n • Modest leverage o i l $75 $75 l i $60 $70 • $75M of debt as of 6/30/20 M n i $40 D S U $20 $0 Jun-19 Mar-20 Jun-20 Hamilton Lane l Global Leader in the Private Markets Page 11

Fiscal Year 2021 First Quarter Results Earnings Presentation - August 4, 2020 Hamilton Lane l Global Leader in the Private Markets Page 12

Appendix Hamilton Lane l Global Leader in the Private Markets Page 13

Condensed Consolidated Statements of Income (Unaudited) Three Months Ended (Dollars in thousands except share and per share amounts) June 30, 2019 March 31, 2020 June 30, 2020 YoY Change % QoQ Change % Management and advisory fees $60,551 $65,336 $67,267 11% 3 % Incentive fees 4,135 11,596 2,477 (40)% (79)% Total revenues 64,686 76,932 69,744 8% (9)% Compensation and benefits 24,104 28,151 30,351 26% 8 % General, administrative and other 13,589 15,162 10,560 (22)% (30)% Total expenses 37,693 43,313 40,911 9% (6)% Equity in income (loss) of investees 6,213 5,919 (21,203) (441)% (458)% Interest expense (817) (603) (487) (40)% (19)% Interest income 280 85 24 (91)% (72)% Non-operating income (879) 1,997 (275) (69)% (114)% Total other income (expense) 4,797 7,398 (21,941) (557)% (397)% Income before income taxes 31,790 41,017 6,892 (78)% (83)% Income tax expense 4,337 2,404 1,924 (56)% (20)% Net income 27,453 38,613 4,968 (82)% (87)% Less: Income (loss) attributable to non-controlling interests in general partnerships 504 (508) (2,010) (499)% 296 % Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C. 15,568 18,473 3,732 (76)% (80)% Net income attributable to Hamilton Lane Incorporated $11,381 $20,648 $3,246 (71)% (84)% Basic earnings per share of Class A common stock $0.43 $0.71 $0.11 (74)% (85)% Diluted earnings per share of Class A Common stock $0.42 $0.70 $0.11 (74)% (84)% Weighted-average shares of Class A common stock outstanding - basic 26,706,719 29,230,799 30,237,450 Weighted-average shares of Class A common stock outstanding - diluted 27,041,981 29,613,377 30,440,152 Hamilton Lane l Global Leader in the Private Markets Page 14

Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2020	Three Months Ended June 30, 2020	YoY Change %	QoQ Change %
Adjusted EBITDA[1]					
Management and advisory fees	$60,551	$65,336	$67,267	11%	3 %
Total expenses	37,693	43,313	40,911	9%	(6)%
Less:					
Incentive fee related compensation[2]	(1,917)	(5,473)	(1,173)	(39%)	(79)%
Management fee related expenses	35,776	37,840	39,738	11 %	5 %
Fee Related Earnings	**$24,775**	**$27,496**	**$27,529**	**11%**	**0 %**
Incentive fees	4,135	11,596	2,477	(40%)	(79)%
Incentive fees attributable to non-controlling interests	(99)	(58)	(8)	(92%)	(86)%
Incentive fee related compensation[2]	(1,917)	(5,473)	(1,173)	(39%)	(79)%
Interest income	280	85	24	(91%)	(72)%
Equity-based compensation	1,727	1,939	1,748	1%	(10)%
Depreciation and amortization	802	912	1,004	25 %	10 %
Adjusted EBITDA	**$29,703**	**$36,497**	**$31,601**	**6%**	**(13)%**
Adjusted EBITDA margin	**46%**	**47%**	**45%**		
Non-GAAP earnings per share[1]					
Net income attributable to Hamilton Lane Incorporated	**$11,381**	**$20,648**	**$3,246**	**(71)%**	**(84)%**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	15,568	18,473	3,732	(76)%	(80)%
Income tax expense	4,337	2,404	1,924	(56)%	(20)%
Adjusted pre-tax net income	**31,286**	**41,525**	**8,902**	**(72%)**	**(79)%**
Adjusted income taxes[3]	(7,446)	(9,742)	(2,110)	(72%)	(78)%
Adjusted net income	**$23,840**	**$31,783**	**$6,792**	**(72%)**	**(79)%**
Adjusted shares outstanding[4]	**53,462,608**	**53,582,371**	**53,573,570**		
Non-GAAP earnings per share	**$ 0.45**	**$ 0.59**	**$ 0.13**	**(71)%**	**(78)%**

[1] Adjusted EBITDA and Non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 21.
[2] Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
[3] Represents corporate income taxes at our estimated statutory tax rate of 23.7% and 23.8% for the three month periods ended June 30, 2020 and 2019, respectively, applied to adjusted pre-tax net income. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%.
[4] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane I Global Leader in the Private Markets

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Management and Advisory Fees Three Months Ended (Dollars in thousands) June 30, 2019 March 31, 2020 June 30, 2020 YoY Change % QoQ Change % Management and advisory fees Specialized funds $26,959 $30,070 $32,231 20% 7 % Customized separate accounts 21,963 23,703 23,515 7% (1)% Advisory 6,252 6,069 6,765 8% 11 % Reporting and other 2,163 2,610 2,836 31% 9 % Distribution management 1,359 1,751 1,727 27% (1)% Fund reimbursement revenue 1,855 1,133 193 (90)% (83)% Total management and advisory fees $60,551 $65,336 $67,267 11% 3 % Advisory: 10% Reporting and other: 7% Three Months Ended Customized separate June 30, 2020 accounts: 35% Specialized funds: 48% Hamilton Lane l Global Leader in the Private Markets Page 16

Incentive Fees Three Months Ended (Dollars in thousands) June 30, 2019 March 31, 2020 June 30, 2020 YoY Change % QoQ Change % Incentive fees Secondary Fund II $166 $120 $159 (4)% 33 % Co-investment Fund II 2,324 1,438 233 (90)% (84)% Other specialized funds 149 1,555 1,826 1,122% 17 % Customized separate accounts 1,496 8,483 259 (83)% (97)% Incentive fees $4,135 $11,596 $2,477 (40)% (79)% As of June 30, 2019 March 31, 2020 June 30, 2020 YoY Change % QoQ Change % Allocated carried interest Secondary Fund II $4,314 $3,818 $2,832 (34)% (26)% Secondary Fund III 38,430 33,993 27,468 (29)% (19)% Secondary Fund IV 34,770 54,431 40,304 16% (26)% Secondary Fund V — 3,237 — N/A (100)% Co-investment Fund II 57,505 46,980 27,338 (52)% (42)% Co-investment Fund III 50,314 55,429 37,806 (25)% (32)% Co-investment Fund IV 1,573 14,401 — (100)% (100)% Other specialized funds 50,762 82,792 60,236 19% (27)% Customized separate accounts 128,231 146,069 114,931 (10)% (21)% Total allocated carried interest $365,899 $441,150 $310,915 (15)% (30)% Hamilton Lane l Global Leader in the Private Markets Page 17

Assets Under Management (Dollars in millions) June 30, 2019 March 31, 2020 June 30, 2020 YoY Change % QoQ Change % Assets under management / advisement Assets under management $64,304 $68,571 $68,269 6% 0 % Assets under advisement 408,957 434,258 447,312 9% 3 % Total assets under management /advisement $473,261 $502,829 $515,581 9% 3 % Fee-earning assets under management Customized separate accounts Balance, beginning of period $22,160 $23,287 $24,545 11% 5 % Contributions 829 2,331 1,009 22% (57)% Distributions (499) (1,235) (1,110) 122% (10)% Foreign exchange, market value and other 21 162 (158) (852)% (198)% Balance, end of period $22,511 $24,545 $24,286 8% (1)% Specialized funds Balance, beginning of period $11,434 $13,518 $14,118 23% 4 % Contributions 968 717 791 (18)% 10 % Distributions (117) (100) (195) 67% 95 % Foreign exchange, market value and other — (17) 6 N/A N/A Balance, end of period $12,285 $14,118 $14,720 20% 4 % Total Balance, beginning of period $33,594 $36,805 $38,663 15% 5 % Contributions 1,797 3,048 1,800 0% (41)% Distributions (616) (1,335) (1,305) 112% (2)% Foreign exchange, market value and other 21 145 (152) (824)% (205)% Balance, end of period $34,796 $38,663 $39,006 12% 1 % Hamilton Lane l Global Leader in the Private Markets Page 18

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands except share and per share amounts) March 31, 2020 June 30, 2020 Assets Cash and cash equivalents $50,124 $71,091 Restricted cash 3,086 3,147 Fees receivable 30,384 23,679 Prepaid expenses 6,988 5,917 Due from related parties 2,605 2,153 Furniture, fixtures and equipment, net 7,402 7,666 Lease right-of-use assets, net 9,577 9,697 Investments 207,747 194,864 Deferred income taxes 137,941 191,375 Other assets 17,675 16,918 Total assets $473,529 $526,507 Liabilities and Equity Accounts payable $1,968 $1,148 Accrued compensation and benefits 10,804 23,443 Deferred incentive fee revenue 3,704 3,704 Debt 74,524 74,538 Accrued members' distributions 5,829 3,367 Payable to related parties pursuant to tax receivable agreement 98,956 143,370 Dividends payable 8,027 10,102 Lease liabilities 10,184 10,243 Other liabilities (includes $13,394 and $16,785 at fair value) 22,132 23,981 Total liabilities 236,128 293,896 Class A common stock, $0.001 par value, 300,000,000 authorized; 29,842,784 and 32,772,936 issued and outstanding as of March 31, 2020 and June 30, 2020 respectively 30 33 Class B common stock, $0.001 par value, 50,000,000 authorized; 22,049,727 and 19,778,091 issued and outstanding as of March 31, 2020 and June 30, 2020, respectively 22 20 Additional paid-in-capital 107,727 126,585 Accumulated other comprehensive loss (78) (84) Retained earnings 47,090 40,234 Total Hamilton Lane Incorporated stockholders' equity 154,791 166,788 Non-controlling interests in general partnerships 4,853 2,655 Non-controlling interests in Hamilton Lane Advisors, L.L.C. 77,757 63,168 Total equity 237,401 232,611 Total liabilities and equity $473,529 $526,507 Hamilton Lane l Global Leader in the Private Markets Page 19

Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended (Dollars in thousands) June 30, 2019 June 30, 2020 Operating activities Net income $27,453 $4,968 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 802 1,004 Change in deferred income taxes 2,904 (638) Change in payable to related parties pursuant to tax receivable agreement 136 — Equity-based compensation 1,727 1,748 Equity in (income) loss of investees (6,213) 21,203 Proceeds received from investments 2,194 157 Other 667 82 Changes in operating assets and liabilities 3,732 18,931 Net cash provided by operating activities 33,402 47,455 Investing activities Purchase of furniture, fixtures and equipment (737) (998) Purchase of other investments (3,967) — Distributions received from investments 1,861 4,162 Contributions to investments (7,645) (9,238) Net cash used in investing activities (10,488) (6,074) Financing activities Proceeds from offering — 204,979 Purchase of membership interests — (204,979) Repayments of debt (938) — Draw-down on revolver 15,000 — Repayment of revolver (15,000) — Secured financing 15,750 — Contributions from non-controlling interest in general partnerships 9 32 Distributions to non-controlling interest in general partnerships (297) (220) Repurchase of Class B common stock — (2) Repurchase of Class A shares for employee tax withholding (17) — Proceeds received from issuance of shares under Employee Share Purchase Plan 276 339 Payments to related parties, pursuant to tax receivable agreement — (36) Dividends paid (5,673) (8,027) Members' distributions paid (22,245) (12,429) Net cash used in financing activities (13,135) (20,343) Effect of exchange rate changes on cash and cash equivalents 4 (10) Increase in cash, cash equivalents, and restricted cash 9,783 21,028 Cash, cash equivalents, and restricted cash at beginning of the period 51,590 53,210 Cash, cash equivalents, and restricted cash at end of the period $61,373 $74,238 Hamilton Lane l Global Leader in the Private Markets Page 20

Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands)	Year Ended March 31, 2015	Year Ended March 31, 2020	Three Months Ended June 30, 2019	Three Months Ended March 31, 2020	Three Months Ended June 30, 2020
Net income attributable to Hamilton Lane Incorporated	**$0**	**$60,825**	**$11,381**	**$20,648**	**$3,246**
Income (loss) attributable to non-controlling interests in general partnerships	2,242	85	504	(508)	(2,010)
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	69,260	65,866	15,568	18,473	3,732
Incentive fees	(9,509)	(29,128)	(4,135)	(11,596)	(2,477)
Incentive fee related compensation[1]	4,542	13,677	1,917	5,473	1,173
Interest income	(87)	(709)	(280)	(85)	(24)
Interest expense	5,883	2,816	817	603	487
Income tax expense	483	13,968	4,337	2,404	1,924
Equity in (income) loss of investees	(10,474)	(20,250)	(6,213)	(5,919)	21,203
Non-operating loss (income)	1,056	(6,172)	879	(1,997)	275
Fee Related Earnings	**$63,396**	**$100,978**	**$24,775**	**$27,496**	**$27,529**
Depreciation and amortization	1,867	3,291	802	912	1,004
Equity-based compensation	3,390	7,183	1,727	1,939	1,748
Incentive fees	9,509	29,128	4,135	11,596	2,477
Incentive fees attributable to non-controlling interests	—	(320)	(99)	(58)	(8)
Incentive fee related compensation[1]	(4,542)	(13,677)	(1,917)	(5,473)	(1,173)
Interest income	87	709	280	85	24
Adjusted EBITDA	**$73,707**	**$127,292**	**$29,703**	**$36,497**	**$31,601**

Non-GAAP earnings per share reconciliation	June 30, 2019	March 31, 2020	June 30, 2020
Net income attributable to Hamilton Lane Incorporated	**$11,381**	**$20,648**	**$3,246**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	15,568	18,473	3,732
Income tax expense	4,337	2,404	1,924
Adjusted pre-tax net income	**31,286**	**41,525**	**8,902**
Adjusted income taxes[2]	(7,446)	(9,742)	(2,110)
Adjusted net income	**$23,840**	**$31,783**	**$6,792**
Weighted-average shares of Class A common stock outstanding - diluted	27,041,981	29,613,377	30,440,152
Exchange of Class B and Class C units in HLA[3]	26,420,627	23,968,994	23,133,418
Adjusted shares outstanding	**53,462,608**	**53,582,371**	**53,573,570**
Non-GAAP earnings per share	**$0.45**	**$0.59**	**$0.13**

[1] Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
[2] Represents corporate income taxes at our estimated statutory tax rate of 23.7% and 23.8% for the three month periods ended June 30, 2020 and 2019, respectively, applied to adjusted pre-tax net income. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%.
[3] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane | Global Leader in the Private Markets
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Terms Adjusted EBITDA is our primary internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings ("FRE") is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate. We believe Non-GAAP earnings per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. Our assets under management ("AUM") comprise primarily the assets associated with our customized separate accounts and specialized funds. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments, and; (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. Substantially all of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or "HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions ("Reorganization") in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA. Hamilton Lane l Global Leader in the Private Markets Page 22

Disclosures Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of August 4, 2020 Hamilton Lane l Global Leader in the Private Markets Page 23